As filed with the Securities and Exchange Commission on May 24, 2005

                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    CDEX Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                 Nevada                                    52-2336836
      (State or Other Jurisdiction of                  (I.R.S. Employer
        Incorporation or Organization)                 Identification No.)


                         1700 Rockville Pike, Suite 400
                            Rockville, Maryland 20852
                                 (301) 881-0080
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

                            2002 Stock Incentive Plan
                            2003 Stock Incentive Plan
                              (Full Title of Plan)

                             Malcolm H. Philips, Jr.
                         1700 Rockville Pike, Suite 400
                            Rockville, Maryland 20852
                                 (301) 881-0080
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                                    Copy to:

                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                          60 East 42nd St., 37th Floor
                            New York, New York 10165
                                 (212) 661-3535
                            Facsimile: (212) 972-1677

                         CALCULATION OF REGISTRATION FEE

  ----------------------------------------------------------------------------------------------------------------------
                                                                  Proposed maximum     Proposed maximum      Amount of
                                               Amount to be        offering price     aggregate offering   registration
                                                registered            per share             price               fee
  ----------------------------------------------------------------------------------------------------------------------
  Class A common stock, par value $.005         7,480,475 (1)          $ 1.33 (2)         $ 9,949,032         $ 1,171
  per share, issuable under the 2003
  Stock Incentive Plan
  ----------------------------------------------------------------------------------------------------------------------
  Class A common stock, par value $.005         2,519,525 (3)          $ 1.33 (4)         $ 3,350,968         $   394
  per share, issued pursuant to 2002
  Stock Incentive Plan
  ----------------------------------------------------------------------------------------------------------------------
  Total registration fee                                                                                      $ 1,565
  ----------------------------------------------------------------------------------------------------------------------

  (1) Represents (i) 6,034,643 shares of Class A common stock which have been granted under the registrant's 2003 Stock Incentive Plan, and (ii) the maximum number of additional shares of Class A common stock which could be granted under the registrant's 2003 Stock Incentive Plan, and includes an indeterminate number of shares which may be issuable by reason of a stock dividend, stock split, recapitalization or other similar event, in accordance with Rules 416(a) of the Securities Act of 1933, as amended.

  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon (i) the average of the closing bid price of $1.25 and closing asked price of $1.40 of the registrant's common stock on the OTC Bulletin Board on May 18, 2005 with respect to: (A) 6,034,643 shares of Class A common stock which have been granted under the registrant's 2003 Stock Incentive Plan, and (B) 1,445,832 shares of Class A common stock which are available for grant under the 2003 Stock Incentive Plan, but have not been granted as of the date of this registration statement.

  (3) Represents (i) 2,519,525 shares of Class A common stock which have been granted under the registrant's 2002 Stock Incentive Plan, and (ii) the maximum number of additional shares of Class A common stock which could be granted under the registrant's 2002 Stock Incentive Plan, and includes an indeterminate number of shares which may be issuable by reason of a stock dividend, stock split, recapitalization or other similar event, in accordance with Rules 416(a) of the Securities Act of 1933, as amended.

  (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon (i) the average of the closing bid price of $1.25 and closing asked price of $1.40 of the registrant's Class A common stock on the OTC Bulletin Board on May 18, 2005 with respect to 2,519,525 shares of Class A common stock which have been granted under the registrant's 2002 Stock Incentive Plan.

================================================================================


                                EXPLANATORY NOTE

The purpose of this Form S-8 registration statement is to register shares of the Class A common stock of CDEX Inc. (the "Company") issued or available for issuance under the Company's 2002 Stock Incentive Plan and 2003 Stock Incentive Plan.

This registration statement includes a reoffer prospectus prepared in accordance with the requirements of Instruction C to Form S-8 and Part I of Form S-3. The reoffer prospectus may be utilized for reoffers and resales of "restricted securities" or of securities acquired under the Plan by the Company's directors and officers deemed to be "affiliates" under Rule 405.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements, pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement, pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

                                    CDEX Inc.

                    3,971,419 Shares of Class A Common Stock

This Prospectus relates to the reoffer and resale of up to 3,971,419 shares of Class A common stock, par value $.005 per share, of CDEX Inc. by officers, directors and other "affiliates" as defined in Rule 405, promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These affiliates ("Selling Shareholders") acquired the shares under the Company's 2003 Stock Incentive Plan (the "2003 Plan") and the Company's 2002 Stock Incentive Plan (the "2002 Plan") (collectively, the "Plans").

The Selling Shareholders will determine when they will sell their shares, and in all cases they will sell their shares at the then-prevailing market price or at prices negotiated at the time of sale. We will not receive any proceeds from these sales. The brokers and dealers that the Selling Shareholders may utilize in selling their shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the shares.

Our stock is traded on the OTC Bulletin Board under the symbol "CEXI.OB." On May 18, 2005, the last reported sale price of our Class A common stock on the OTC Bulletin Board was $1.25 per share. On May 18, 2005, there were 33,177,764 shares of our Class A common stock issued and outstanding.

Our principal executive offices are located at 1700 Rockville Pike, Suite 400, Rockville, Maryland 20852, and our telephone number is (301) 881-0080.

Investing in the shares involves risks, which are described from time to time in the periodic reports we file with the Securities and Exchange Commission ("SEC"), and which we incorporate herein by reference. Also see "Risk Factors" beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is May 24, 2005.

                                TABLE OF CONTENTS



Risk Factors..................................................................3

Cautionary Statement Regarding Forward-Looking Statements.....................9

Business......................................................................10

Selling Shareholders..........................................................11

Plan Description..............................................................12

Plan of Distribution..........................................................13

Use of Proceeds...............................................................13

Experts.......................................................................14

Indemnification of Directors and Officers.....................................14

Legal Matters.................................................................15

Where You Can Find More Information...........................................15

Incorporation of Certain Documents by Reference...............................15


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


                                  RISK FACTORS


RISKS RELATED TO OUR BUSINESS

A history of operating losses and an accumulated deficit may affect CDEX's ability to survive.

We have a history of operating losses and an accumulated deficit. Since our principal activities to date have been limited to organizational activities, research and development, product development and limited marketing and sales, CDEX has produced only limited revenues. In addition, we have only limited assets. As a result, we cannot be certain that CDEX will continue to generate revenues or become profitable in the future. If we are unable to obtain customers and generate sufficient revenues to operate profitably, our business will not succeed.

CDEX has received a going concern opinion from its independent auditors that expresses uncertainty regarding its ability to continue as a going concern.

We have received a report from our independent auditors for the fiscal year ended October 31, 2004 containing an explanatory paragraph that expresses uncertainty regarding our ability to continue as a going concern due to historical negative cash flow. We cannot be certain that our business plans will be successful or what actions may become necessary to preserve our business. Any inability to raise capital may require us to reduce operations or could cause our business to fail.

Our limited operating history makes our future operating results unpredictable rendering it difficult to assess the health of our business or its likelihood of success. The inability to assess these factors could result in a total loss of an investor's investment in CDEX.

In the case of an established company in an ongoing market, investors may look to past performance and financial condition to get an indication of the health of the company or its likelihood of success. Our short operating history and the evolving nature of the explosives detection and chemical identification markets in which we focus make it difficult to forecast our revenues and operating results accurately. We expect this unpredictability to continue into the future due to the following factors:

o the timing of sales of our products and services, particularly in light of our minimal sales history;

o difficulty in keeping current with changing technologies;

o unexpected delays in introducing new products, new product features and services;

o increased expenses, whether related to sales and marketing, product development or administration;

o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

o the mix of product license and services revenue; and

o costs related to possible acquisitions of technologies or businesses.

CDEX could experience operating losses or even a total loss of our business which, as a result of the foregoing factors, would be difficult to anticipate and could thus cause a total loss of capital invested in CDEX.

The absence of a permanent, full-time chief financial officer and the types of financial controls and procedures which will be required of public companies leave investors in CDEX without these protections until they are remedied.

In April 2004 we retained a qualified part-time chief financial officer on a consultancy basis, however, we have not retained a long-term chief financial officer. The responsibilities of the principal accounting and financial officer are currently being handled by our CEO. We have also added to our board of directors a qualified financial expert as described in the Sarbanes-Oxley Act.

The Sarbanes-Oxley Act requires public companies to maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in reports filed with the SEC is recorded, processed, summarized and reported within the time required. This includes controls and procedures to ensure that such information is accumulated and communicated to management, including the chief executive and financial officers, so as to allow timely decisions regarding required disclosure of such information. The Sarbanes-Oxley Act also requires documentation of internal control procedures, remediation as needed, and periodic testing of the controls. We are in the process of reviewing our internal controls with a view toward documenting the required controls and procedures and adopting a testing plan. This process is in the initial stages beginning with the review of procurement and inventory functions. We plan on completing the documentation, testing and remediation as required during fiscal year 2006 to be compliant under Section 404 of the Sarbanes-Oxley Act.

Lack of additional financing could prevent us from operating profitably which, eventually, could result in a total loss of our business.

Since our inception, we have funded our operations through borrowings and financings. Current funds available to CDEX may not be adequate for us to be competitive in the areas in which we intend to operate, and we have no arrangements or commitments for ongoing funding. If funding is insufficient at any time in the future, we may not be able to grow revenue, take advantage of business opportunities or respond to competitive pressures. The unavailability of funding could prevent us from producing additional revenues or ever becoming profitable. Our continued operations, as well as the successful implementation of our business plan, may therefore depend upon our ability to raise additional funds of approximately $2,500,000 to $4,000,000 through bank borrowings or equity or debt financing over the next twelve months. We continue to seek prospective investors who may provide some of this funding. However, such funding may not be available when needed or may not be available on favorable terms. Certain family members of our management team have advanced funds to CDEX on an as-needed basis although there is no definitive or legally binding arrangement to do so. All such advances have been repaid. If we do not produce revenues and become profitable, eventually, we will be unable to sustain our business.

CDEX shareholders will experience significant dilution if we issue additional equity to fund operations or acquire businesses or technologies.

If working capital or future acquisitions are financed through the issuance of equity securities, CDEX shareholders will experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the currently outstanding CDEX shares of common stock. The conversion of future debt obligations into equity securities could also have a dilutive effect on our shareholders. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may elect to compensate providers of services by issuing stock in lieu of cash.

Our potential inability to protect the proprietary rights in CDEX's technologies and intellectual property may hamper our ability to manufacture products which would prevent us from earning revenues or becoming profitable.

Our success and ability to compete will depend in part on the protection of our potential patents and other proprietary information. We currently have four patent applications pending for our chemical detection technologies. We rely on non-disclosure agreements and patent and copyright laws to protect the intellectual property that we have developed and plan to develop. However, such agreements and laws may provide insufficient protection. Moreover, other companies may develop products that are similar or superior to CDEX's or may copy or otherwise obtain and use our proprietary information without authorization. If a third party were to violate one or more of our patents, we may not have the resources to bring suit or otherwise protect the intellectual property underlying the patent. In the event of such a violation or if a third party appropriated any of our unpatented technology, such party may develop and market products which we intend to develop and/or market. We would lose any revenues which we would otherwise have received from the sale or licensing of those products. This could prevent our ever making a profit on any products based upon the misappropriated technology.

Policing unauthorized use of CDEX's proprietary and other intellectual property rights could entail significant expense and could be difficult or impossible. In addition, third parties may bring claims of copyright or trademark infringement against CDEX or claim that certain of our processes or features violate a patent, that we have misappropriated their technology or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, and/or require CDEX to enter into costly royalty or licensing arrangements to prevent further infringement, any of which could increase our operating expenses and thus prevent us from becoming profitable.

Our competitive position also depends upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets. If this occurs, our competitors may use our processes or techniques to develop competing products and bring them to market ahead of us. This could prevent us from becoming profitable.

We may rely on certain intellectual property licensed from third parties, and may be required to license additional products or services in the future, in order to move forward with our business plan. These third party licenses may be unavailable on acceptable terms, when needed or at all. An inability to enter into and maintain any of these licenses could prevent us from developing or marketing products based upon the underlying technology which could prevent us from earning revenues on these products or from becoming profitable.

No assurance of successful manufacturing may affect our ability to survive.

CDEX itself has no experience in manufacturing commercial quantities of products, and our management has had limited experience in this area. We presently have no plans for developing in-house manufacturing capability beyond aggregating off the shelf components for our initial units into a final assembly. Accordingly, we depend upon outside manufacturers to manufacture and assemble our products. In our early stages with each new product, we plan to do the final assembly and testing of the initial units in-house. We cannot be certain that the terms of such arrangement will be favorable enough to permit our products to compete effectively in the marketplace.

Dependence on outsourced manufacturing may affect ability to bring products to market.

At present, we do not plan to manufacture any of our products in-house. We are considering different possibilities for bringing different products to market among them, licensing to third parties or outsourcing manufacturing. The risks of association with outsourced manufacturers are related to their operations, finances and suppliers. CDEX would have little control over an outsourced manufacturer and may suffer losses if any outside manufacturer fails to perform its obligations to manufacture and ship the manufactured product. These manufacturers' financial affairs may also affect our ability to obtain product from them in a timely fashion should they fail to continue to obtain sufficient financing during a period of incremental growth. Problems with outsourced manufacturers could damage our relationships with our clientele and cost us future revenues. If we are unable to contract with adequate manufacturers, and in the absence of licensing or other means, we may be unable to market our products. This would prevent us from earning revenues.

Lack of market acceptance may limit our ability to sell products and generate revenues which would prevent us from earning revenues or becoming profitable.

We cannot be certain that any products which we successfully develop will ever achieve wide market acceptance. Our products, if successfully developed, may compete with a number of traditional products manufactured and marketed by major technology companies, as well as new products currently under development by such companies and others. In the explosives detection marketplace, for example, many airports and other facilities and agencies have already invested in and implemented systems that are based upon technology that is different from ours. While we believe our technology is superior, we will have to demonstrate its superiority to these potential customers in order to sell our products and generate revenues. We may encounter similar obstacles in other application areas. The degree of market acceptance of our products will depend on a number of factors, including the establishment and demonstration of the efficacy of the product candidates, their potential advantage over alternative methods and reimbursement policies of government and third party payors. We cannot be certain that the marketplace in general will accept and utilize any of our products. If potential customers do not accept and purchase our products, we will be unable to generate revenues and become profitable.

We intend to market our products in industries where technology changes rapidly, and we will incur costs to keep our products current and innovative. Our failure to do so could render our products obsolete, making our business unprofitable.

We hope to market our products in industries characterized by rapid change due to the introduction of new and emerging technologies. Critical issues concerning the governmental or commercial use of chemical detection mechanisms, including security, reliability, accuracy, cost, ease of use, accessibility, or potential tax or other government regulation, may affect the relevance and functionality of our products. Future technology or market changes may cause some of our products to become obsolete more quickly than expected. We will need to make research and development expenditures to create new features for our products to enhance their effectiveness and become and remain competitive. If we are unsuccessful in timely assimilating development changes in the various environments, we may be unable to achieve or maintain profitability.

Potential defects and product liability could result in delays in market acceptance, unexpected liability and costs and diminished operating results.

Technology-based products frequently contain errors or defects, especially when first introduced or when new versions are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. These defects could result in product liability suits, delays in market acceptance or unexpected redevelopment costs, which could cause any profits we might otherwise have to decline. We anticipate most of our agreements with customers will contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that we will be unable to negotiate such provisions with certain customers or that these provisions, if negotiated, may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim could damage our business, operating results and financial condition. Prior to the actual licensing of our technologies for use in distributed products or the entry of our products made by us into the market, we plan to procure product liability insurance. Although we have researched policies for such insurance, we currently have none in place, and we cannot be certain that the amount or extent of coverage will be adequate once we obtain it.

Our potential future business and/or technology acquisitions may be unpredictable and may cause our business to suffer.

CDEX intends to expand its operations through the acquisition of additional technologies (either by purchasing other businesses or acquiring their technological assets) which it perceives to be unexploited and develop products based upon these technologies. We have not yet identified these specific technologies, and some of these technologies may be outside our current field of operations. However, we may be unable to identify any such businesses or technologies. Expansion may involve a number of special risks, including possible adverse effects on our operating results or balance sheet (particularly in the event of impairment of acquired intangible assets), diversion of management attention, inability to retain key personnel, risks associated with unanticipated events, any of which could prevent us from becoming profitable. In addition, if competition for acquisition candidates or technologies were to increase, the cost of acquiring businesses or technologies could increase as well. If we are unable to implement and manage our expansion strategy successfully, our business may suffer or fail.

Substantial competition may limit our ability to sell products and thereby our chances of becoming profitable.

We may experience substantial competition in our efforts to locate and attract customers for our products. We are aware of two significant competitors in the explosives detection industry which we believe have greater experience, resources and managerial capabilities and may be in a better position than we are to obtain access to and attract customers. A number of larger companies similarly may enter some or all of our target markets and directly compete with us. In the counter-terrorism arena, it is difficult to assess our competition due to the high level of secrecy and lack of available information with respect

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to defense and homeland security contracts and contractors. We must assume that the demand for the technology in this area has given rise to a corresponding supply of scientists and others who are developing technology similar to, or otherwise competitive with, ours. In the area of brand protection, many companies may seek to develop technology in-house to protect their own brands rather than contract with us for our technology. In the areas of medical and pharmaceutical validation and brand protection, various existing technologies compete with ours and already are in use in the marketplace. These include radio frequency identification tags, tagant agents (chemical agents added to the target substance to serve solely as identifying tags) and bar coding. If our competitors are more successful in marketing their products, we may be unable to achieve or maintain profitability.

Loss of any of our current management or inability to recruit and retain quality personnel could adversely impact our business and prospects. Our directors and officers exert substantial control over our business and operations.

We are dependent on our officers, i.e., Malcolm Philips Jr. and Timothy Shriver, our Chairman of the Board and our Senior Vice President of Technical Operations, respectively, and our key employee. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. This would increase costs and prevent or reduce our profits. To minimize the effects of such loss, we have entered into employment contracts and non-competition agreements with our key officers and employees, including Messrs. Philips and Shriver.

Our management lacks experience in this market.

Although widely experienced in other industries, our current senior management team has little experience leading the development, marketing and sales of technology products in the chemical detection and validation marketplace. This lack of experience could lead to inefficiency and slow the process of marketing our products and prevent us from making sales or becoming profitable.

RISKS RELATING TO THE OFFERING AND OUR COMMON STOCK

There has not been any significant prior trading market for our shares, and we cannot be certain that one will develop or that broker/dealers will make a market in our common stock.

Our common stock has only recently begun trading on the Over The Counter Bulletin Board. We cannot be certain that our shares will be actively traded or at what prices they will trade. If an active trading market for our common stock does not develop, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

If CDEX is unable to maintain National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for our common stock than might otherwise prevail. Furthermore, the lack of market makers could result in CDEX shareholders being unable to buy or sell shares of our common stock on any secondary market. We may be unable to maintain such market makers.

Risk of low priced securities may affect the market value of our stock.

Our common stock may be subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 ("Reform Act") requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally defined as, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing low-priced or penny stocks sometimes may limit the ability of broker-dealers to sell CDEX's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market. Prices for CDEX shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, CDEX's results of operations, what investors think of CDEX and the chemical detection and validation industry, changes in economic conditions in the industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of our shares.

Sale of shares eligible for future sale could adversely affect the market price of our common stock.

3,748,777 of the 33,167,764 outstanding shares of our Class A common stock have been issued in reliance on a registration exemption under the Securities Act of 1933, as amended, and are eligible for sale in the open market without registration in reliance upon Rule 144 under the Securities Act. In general, under Rule 144 a person, or persons whose shares are aggregated, who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed "affiliates" of CDEX, as defined in Rule 144, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that current public information is then available. In addition, a person who is not deemed to have been an affiliate at any time during the three (3) months preceding a sale and who has beneficially owned the restricted securities for the last two (2) years, is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. If a substantial number of the shares owned by these shareholders were sold under Rule 144, the market price of our common stock could be adversely affected.

Distribution of shares of our common stock by a significant shareholder could create an overhang in the market.

By order of the District Court of Travis County, Texas, Loch Harris, Inc., a significant CDEX shareholder, was ordered to distribute to its shareholders and others approximately 12,000,000 shares of CDEX common stock which it held. These shares were originally issued to Loch Harris pursuant to an Asset Purchase Agreement between CDEX and Loch Harris in exchange for certain intellectual property rights acquired by CDEX from Loch Harris. The agreement required Loch Harris to distribute these shares to its shareholders. By January 2002, the shares had not yet been distributed. At that time, certain of Loch Harris's shareholders filed a class action lawsuit against it, demanding, among other claims, that it distribute these shares to its shareholders. As part of the settlement of this suit, Loch Harris was required to do so. The shares were distributed to approximately 37,000 Loch Harris shareholders without registration, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, because they were issued by court order. Prior to the court's order, these shares were restricted and could not be sold publicly by Loch Harris. However, under the court order and pursuant to Section 3 of the Securities Act, these shares are unrestricted in the hands of the individual shareholders of Loch Harris. Thus, in addition to the shares offered hereby, 12,000,000 shares held by the shareholders of this significant shareholder are eligible for public sale (subject to any state securities law requirements). As a result, the prices at which our shares trade may be lower than the price that would be expected for a fully distributed issue.

Holders of our Class B Common Stock (the majority of which is currently held by our executive officers) will control the election of a majority of our board of directors until December 11, 2006.

Until December 11, 2006, the holders of shares of our Class B Common Stock are entitled to vote as a class to elect a majority of our directors. The majority of these shares are now held by our executive officers. Until that time, holders of shares of Class A Common Stock are only entitled to vote as a class to elect the remainder of our directors. Following December 11, 2006, holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on the election of directors. As a result, prior to December 11, 2006, purchasers of the shares in this offering will be unable to elect a majority of the directors of CDEX. Our executive officers hold the majority of the issued and outstanding shares of Class B Common Stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS


Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward- looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.


This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                    BUSINESS

         CDEX Inc. was incorporated in the State of Nevada on July 6, 2001. We are a technology company with a current focus on developing and marketing products using chemical detection and validation technologies. At present, we are devoting our resources to the development of products for two distinct markets:

         (i) identification of substances of concern (e.g., explosives, illegal drugs and chemical/biological weapons); and

         (ii) validation of substances for anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication; detection of counterfeit or sub-par products for brand protection; and quality assurance inspection of incoming raw materials and outgoing final products).

         All CDEX products are based on applying the same underlying technologies for which we have patents pending.

         We anticipate acquiring other technologies in the future through partnering and investment. However, unless and until such time as we acquire other technology assets, we anticipate that almost all of our revenues, if any, will come from our chemical detection products.

         Our principal office is located at 1700 Rockville Pike, Suite 400, Rockville, MD 20852. Our telephone number is (301) 881-0080.

                              SELLING SHAREHOLDERS

This prospectus relates to shares of Class A common stock that are being registered for reoffer and resale by selling shareholders who have acquired or may acquire shares of common stock pursuant to our 2002 and/or 2003 Stock Incentive Plan, and who may be deemed "affiliates" of the company. An "affiliate" is defined under the Securities Act as "a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" the company. The Selling Shareholders may resell any or all of the shares of common stock at any time while this prospectus is current.

Executive officers, directors or others who are considered to be affiliates of the Company who acquire Common Stock under the Plan may be added to the list of selling shareholders, and their number of Shares to be sold may be increased or decreased by the use of a prospectus supplement filed with the SEC.

The inclusion of the shares of Common Stock in the table below does not constitute a commitment to sell any shares.

                                                                                 Number of                            Percent of
                                                       Number of Class A      Class A Shares      Number of Class    Class Owned
                                                            Shares              Eligible           A Shares             After
                                                         Beneficially        to be Offered by     Owned After         Completion
                                                          Owned Prior          the Selling       Completion of the      of the
     Name                   Position                    to the Offering        Shareholders          Offering          Offering
Malcolm H. Philips, Jr.  CEO / President /                   2,196,000 (1)      2,196,000 (1)             --              --
                         Chairman of the Board of
                         Directors
Timothy Shriver          Sr. Vice President of               1,277,658          1,277,658                 --              --
                         Technical Operations / Director
George Dials             Director                              180,000            180,000                 --              --
B.D. Liaw                Director                              175,000            175,000                 --              --
John A. Knubel           Director                               85,000             85,000                 --              --
Malcolm H. Philips, III  Family member                          70,000 (2)         70,000 (2)             --              --
& Dana E. Philips

     (1) Includes shares transferred by gift to family members of Mr. Philips, a family limited partnership and FGW LLC, a limited liability company over which Mr. Philips holds at least 50% voting control.

     (2) Shares received as a gift from Malcolm H. Philips, Jr., the father of Malcolm H. Philips, III.

                                PLAN DESCRIPTION

2002 Stock Incentive Plan

On May 27, 2002, our board of directors adopted the 2002 Stock Incentive Plan, under which stock options and restricted stock may be granted to such of our officers, directors, employees or other persons providing services to CDEX as our board of directors, or a committee designated by them for this purpose, selects. The plan was approved by our stockholders on July 1, 2002.

Stock options granted under the plan may be nonqualified stock options or incentive stock options, as provided in the plan. Incentive stock options are to be issued in accordance with Section 422 of the Internal Revenue Code of 1986, as amended. As such, they may only be issued to employees of CDEX or any subsidiary of CDEX, and must have an exercise price of no less than 110% of fair market value of the common stock on the date of the grant. The aggregate fair market value of the underlying shares cannot exceed $100,000 for any individual option holder during any calendar year. Also, incentive stock options must expire no later than five years from the date of grant. Non-incentive options are not subject to the restrictions contained in Section 422, except that pursuant to the plan, such options cannot be exercisable at less than 85% of fair market value and must expire no later than ten years from the date of grant. The options are non-transferable and may not be assigned except that non-incentive options may, in certain cases be assigned to family members of the grantee. Upon termination of the employment (other than for cause) of a grantee of options under this plan, the grantee shall have 60 days following such termination, or one year if such termination results from the grantee's death or disability (as defined in the plan), to exercise the vested portion of any option.

Holders of options under the plan have no voting or other rights of shareholders except and to the extent that they exercise their options and are issued the underlying shares. Options under the plan may be exercised by the issuance of a promissory note from the grantee, or on a cashless basis by the grantee surrendering a portion of the shares issuable thereunder, as payment of the exercise price in lieu of cash.

Restricted stock granted under this plan may be issued subject to any restrictions set by our board of directors in its discretion except that the vesting restrictions for restricted stock granted to individuals who are not officers, directors or consultants of CDEX shall lapse no less rapidly than the rate of 20% per year for each of the first five years from the grant date. However, the board of directors in its discretion may shorten or eliminate the restrictions. Generally, unless otherwise provided by the board of directors with respect to a particular grant of restricted stock, holders of restricted stock have the right to vote and receive dividends on their shares, including shares not yet vested. Also, unless otherwise so provided, any unvested shares are deemed forfeited by the grantee upon termination of such grantee's service with CDEX.

2003 Stock Incentive Plan

On July 1, 2003, our shareholders adopted the 2003 Stock Incentive Plan, which has substantially the same terms as the 2002 Stock Incentive Plan. We have reserved 10,000,000 shares in the aggregate for issuance under both the 2002 and 2003 plans, including 3,000,000 available for the Board of Directors to allocate to the Incentive Plan at their discretion as approved by the Shareholders at our June 2004 Annual Meeting.

To date, we have issued 8,554,168 shares of common stock under the plans to certain of our officers, directors, consultants and employees, which are subject to forfeiture in accordance with the vesting schedules set forth in the granting agreements. No options are currently outstanding under the plans. Shares issued pursuant to the plans, whether underlying options or as restricted stock, generally may not be sold or transferred without the grantee first offering CDEX a right of first refusal to purchase the shares sought to be sold.

We have issued shares of restricted stock to our Directors as compensation for their board services. We have also issued shares of restricted stock to John Knubel, Director, for consulting services rendered separately from his board capacity.

                              PLAN OF DISTRIBUTION


Shareholders selling under this prospectus may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales;

- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; - a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares being registered herein, including any fees and disbursements of counsel to the selling shareholders, which we estimate to be approximately $10,000 in the aggregate. We have agreed to indemnify certain of the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                                 USE OF PROCEEDS

The Shares are being registered for the account of the Selling Shareholders. Accordingly, the Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.

                                     EXPERTS

The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Aronson & Company, independent registered public accounting firm, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

1. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

2. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

3. to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.

The determination must be made:

- by our stockholders, or;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; - if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; - if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or - by court order.

         Our Articles of Incorporation provide for indemnification of agents of the Company through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under, and subject only to the limits imposed by, Nevada law. Our Articles of Incorporation further provide that we may purchase and maintain insurance against any liability asserted against an indemnified party.

         However, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

The validity of the Shares offered will be passed upon for us by Bondy & Schloss LLP, New York, New York.

                       WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, proxy statements, any amendments to those reports and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Reports, proxy statements and information statements, any amendments to those reports and other information filed electronically by us with the SEC are available to the public at the SEC's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

o Our Annual Report on Form 10-KSB for the year ended October 31, 2004, and any amendments thereto;

o Our Quarterly Report on Forms 10-QSB for the quarter ended January 31, 2005, and any amendments thereto;

o       The Current Report on Form 8-K, filed with the SEC on December 16, 2004.

o All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since October 31, 2004;

o The description of our common stock contained on the Form SB-2 registration statement, filed with the SEC on February 2, 2004, as amended; and

o All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and a part of this Prospectus from the date such documents are filed.

         For purposes of this prospectus, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this Prospectus.

         Upon written or oral request, we will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus, including any beneficial owner of our Common Stock. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

                         1700 Rockville Pike, Suite 400
                            Rockville, Maryland 20852
                                 (301) 881-0080

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by us with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

o Our Annual Report on Form 10-KSB for the year ended October 31, 2004, and any amendments thereto;

o Our Quarterly Report on Forms 10-QSB for the quarter ended January 31, 2005, and any amendments thereto;

o        The Current Report on Forms 8-K, filed with the SEC on December 16,
2004.

o All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since October 31, 2004;

o The description of our Common Stock contained on the Form SB-2 registration statement, filed with the SEC on February 2, 2004, as amended; and

All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed.

For purposes of this Registration Statement, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this Registration Statement, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Nevada corporation law provides that:

1. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

2. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

3. to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.

The determination must be made:

- by our stockholders, or;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; - if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; - if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or - by court order.

         Our Articles of Incorporation provide for indemnification of agents of the Company through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under, and subject only to the limits imposed by, Nevada law. Our Articles of Incorporation further provide that we may purchase and maintain insurance against any liability asserted against an indemnified party.

         However, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.                Description

4.1 2002 Stock Incentive Plan (incorporated by reference to Exhibit 4.2 to the Form SB-2, filed on February 2, 2004)
4.2 2003 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 to the Form SB-2, filed on February 2, 2004)
4.3 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form SB-2, filed on February 2, 2004)
4.4 By-Laws (incorporated by reference to Exhibit 3.2 to Form SB-2, filed on February 2, 2004)
5.1       Opinion of Bondy & Schloss LLP
23.1      Consent of Aronson & Company
23.2      Consent of Bondy & Schloss LLP (contained in Exhibit 5.1)
24.1      Power of Attorney (reference is made to the signature page)


Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not disclosed previously in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on May 24, 2005.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Malcolm H. Philips Jr., as such person's true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


NAME                              TITLE                                                   DATE
-----------------------           ----------------------------------------------------    ----

/s/ Malcolm H. Philips            CEO/President/Chairman of the Board of Directors        May 24, 2005
------------------------
Malcolm H. Philips Jr

/s/ Timothy Shriver               Sr. Vice President of Technical Operations/Director     May 24, 2005
------------------------
Timothy Shriver

/s/ George Dials                  Director                                                May 24, 2005
------------------------
George Dials

/s/ Dr. BD Liaw                   Director                                                May 24, 2005
------------------------
Dr. BD Liaw

/s/ John A. Knubel                Director                                                May 24, 2005
------------------------
John A. Knubel




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